Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐         Preliminary Proxy Statement

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☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐         Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

ASENSUS SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400

ADDITIONAL DEFINITIVE PROXY MATERIAL

On July 15, 2021, Asensus Surgical, Inc. (the “Company”) announced that its Board of Directors has approved an amendment and restatement of the Company’s Amended & Restated Bylaws to reduce the quorum needed for stockholder meetings to one-third (33.33%) of the shares issued and outstanding and entitled to vote at a meeting of stockholders. The quorum requirement was also applied retroactively to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), which has been adjourned twice from its originally scheduled date for our inability to achieve a quorum. The Annual Meeting will be held on Thursday July 22, 2021, beginning at 1:00 p.m. Eastern Time as a virtual meeting.

To date, the holders of approximately 49% of our outstanding shares have cast proxies to vote at the Annual Meeting, and such votes are supportive of the proposals submitted to stockholders. If you have voted by proxy already, your vote will be counted – there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Annual Meeting.

This document amends and supplements the Proxy Statement for the Annual Meeting, dated and originally sent to stockholders on April 22, 2021, to reflect the new quorum requirement applicable to the Annual Meeting.

The following Question and Answer is added to the Proxy Statement:

What constitutes a quorum at the Annual Meeting?

The presence, by registering and participating in the Annual Meeting or by submitting a proxy, of the holders of one-third (33.33%) of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions in each of the proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting.

The record date for the Annual Meeting remains as April 8, 2021.

The Company can report that a quorum has been achieved for the Annual Meeting.

Your Vote is Important

You can vote at the Annual Meeting by attending the meeting, which is being held virtually on Thursday, July 22, 2021, beginning at 1:00 p.m. Eastern time, or voting by proxy in advance. Please see below for information regarding voting by proxy.

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If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote at the virtual Annual Meeting, vote by proxy by telephone, through the Internet or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. To vote through the Internet, go to www.proxypush.com/ASXC and complete an electronic proxy card. To vote by telephone, call 1-866-390-5380. You will be asked for the Control Number, which is provided on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy, on the proxy card. For stockholders of record who want to attend the virtual Annual Meeting, you will be able to attend the Annual Meeting online, view the list of stockholders of record upon request, vote your shares electronically and submit questions prior to the meeting. In order to attend the Annual Meeting, you must register at www.proxydocs.com/ASXC using the control number on your proxy card or Notice of Internet Availability of Proxy Materials. The registration deadline is Wednesday, July 21, 2021 at 5:00 p.m. Eastern Time.

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If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote your shares at the virtual Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Annual Meeting. Then you must register at www.proxydocs.com/ASXC using the control number on your Notice of Internet Availability of Proxy Materials. The registration deadline is Wednesday July 21, 2021 at 5:00 p.m. Eastern Time.

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If you are a beneficial owner of shares, you can also provide discretionary authority to your brokerage firm, bank or other nominee to vote your shares by following the directions provided to you by such brokerage firm, bank or other nominee.

Whether you plan to participate in the virtual Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted.

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